Installed Building Products Successfully Repriced
Term Loan B Facility

Columbus, Ohio, August 14 2023. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced that the Company has successfully completed the repricing of the Company's approximately $492.5 million of existing term loans (the “Tranche B-1 Term Loans”).

The Tranche B-1 Term Loans mature in December 2028, have no financial maintenance covenants, and are rated BB+ by S&P Global Ratings and Ba2 by Moody's Investors Service. The pricing of the Tranche B-1 Term Loans bear interest at the adjusted term secured overnight financing rate (“SOFR Rate”) plus 2.00% per annum, or an alternative base rate plus 1.00%.

"The repriced SOFR Rate and alternative base rate are 0.25% below our prior rate, reflecting IBP's current financial standing and a change in loan market conditions since the close of the Term Loan Credit Agreement in December 2021. We expect the repricing to result in interest expense cost savings exceeding $1 million annually through the maturity date," stated Chief Financial Officer, Michael Miller.

RBC Capital Markets and Goldman Sachs Bank USA acted as joint lead arrangers and bookrunning managers for the Tranche B-1 Term Loans.

Additional details on the credit facility may be found in the Form 8-K to be filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to our operations, industry and economic conditions, and our financial standing and business model. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the adverse impact of the ongoing COVID-19 pandemic; general economic and industry conditions; rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 240 branch locations.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net

2